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Metris Receivables, Inc.                                      Metris Master Trust                                     Monthly Report
Securityholders' Statement                                       Series 1999-3                                              Jan-2002
Section 5.2                                                            Class A                 Class B                    Total
(i) Security Amount                                                300,000,000.00           29,670,330.00            329,670,330.00
(ii) Security Principal Distributed                                          0.00                                              0.00
(iii) Security Interest Distributed                                    521,697.92                                        521,697.92
(iv) Principal Collections                                          13,327,938.03            1,318,147.73             14,646,085.76
(v) Finance Charge Collections                                       6,401,205.15              633,086.21              7,034,291.36
    Recoveries                                                          54,309.41                5,371.26                 59,680.67
    Principal Funding Account Investment Earnings                            0.00                    0.00                      0.00
    Accumulation Period Reserve Account Investment Earnings                  0.00                    0.00                      0.00
      Total Finance Charge Collections                               6,455,514.56              638,457.47              7,093,972.03
                Total Collections                                   19,783,452.59            1,956,605.20             21,740,057.79
(vi) Aggregate Amount of Principal Receivables                                                                     8,979,285,003.29
     Invested Amount (End of Month)                                300,000,000.00           29,670,330.00            329,670,330.00
     Floating Allocation Percentage                                     3.3410233%              0.3304309%                3.6714541%
     Fixed/Floating Allocation Percentage                               3.3410233%              0.3304309%                3.6714541%
     Invested Amount (Beginning of Month)                          300,000,000.00           29,670,330.00            329,670,330.00
     Average Daily Invested Amount                                                                                   329,670,330.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
      Current                                                                                       84.90%         8,026,720,508.80
      30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                                     5.60%           529,779,041.10
      60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                                    2.93%           277,277,964.93
      90 Days and Over (60+ Days Contractually Delinquent)                                           6.56%           620,652,683.39
                 Total Receivables                                                                 100.00%         9,454,430,198.22
(viii) Aggregate Investor Default Amount                                                                               3,536,903.06
       As a % of Average Daily Invested Amount
       (Annualized based on 365 days/year)                                                                                    12.63%
(ix) Charge-Offs                                                             0.00                    0.00                      0.00
(x) Servicing Fee                                                                                                        559,987.96
(xi) Unreimbursed Redirected Principal Collections                                                                             0.00
(xii) Excess Funding Account Balance                                                                                           0.00
(xiii) New Accounts Added                                                                                                   128,722
(xiv) Average Gross Portfolio Yield                                                                                           25.34%
       Average Net Portfolio Yield                                                                                            12.70%
(xv) Minimum Base Rate                                                                                                         4.16%
     Excess Spread                                                                                                             8.55%
(xvi) Principal Funding Account Balance                                                                                        0.00
(xvii) Accumulation Shortfall                                                                                                  0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                                                November 2004
        Accumulation Period Length                                                                                              N/A
(xix) Principal Funding Account Investment Proceeds Deposit                                                                    0.00
      Required Reserve Account Amount                                                                                          0.00
      Available Reserve Account Amount                                                                                         0.00
      Covered Amount                                                                                                           0.00
(xx) Aggregrate Interest Rate Caps Notional Amount                                                                      300,000,000
     Deposit to the Caps Proceeds Account                                                                                      0.00
(xxi) Policy Claim Amount                                                                                                      0.00
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